POWER OF ATTORNEY

	The undersigned Officer of Mellon Hedge Advisors, LLC, a Delaware limited liability company, hereby appoints Katherine M. Cain and Kelley A. Torrey to be his true, sufficient and lawful attorneys-in-fact, with full power to each of them, and each acting singly, to sign for him, in his name and in the capacity indicated below, any filings on (i) Form ID to be filed with the Securities and Exchange Commission ("SEC") to generate access codes to file on the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") System; (ii) Form 3, Form 4 and Form 5 to be filed with regard to the Mellon Optima L/S Strategy Fund under the Investment Company Act of 1940, as amended (the "1940 Act"), and under Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"); and (iii) any and all amendments to said filings, and to do generally all such things in his name and on his behalf in the capacity indicated below to comply with the 1940 Act, the 1934 Act, and all requirements of the SEC thereunder.

	IN WITNESS WHEREOF, the Officer has hereunder set his hand on this Instrument as of the 25th day of July, 2005.

s/ Steven H. Reiff
______________________________________
Steven H. Reiff, as Vice President